EXHIBIT 10.14


                              EMPLOYMENT AGREEMENT


     THIS AGREEMENT, dated as of November 3, 1999, between FORMICA CORPORATION, a Delaware corporation ("Corporation") and JOSEPH E. GONNELLA (hereinafter referred to as "Executive").

     WHEREAS, Executive is willing to accept employment by Corporation upon the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and of the mutual benefits herein provided, Corporation and Executive hereby agree as follows:


                                   ARTICLE I.

                             OPERATION OF AGREEMENT


              This Agreement shall be effective November 1, 1999.


                                  ARTICLE II.

                               TERM OF EMPLOYMENT

     Subject to termination as provided in Article VI hereof, the Corporation shall employ Executive, and Executive accepts employment by the Corporation, on the terms and conditions herein contained, for a period commencing as of the Effective Date and ending on the second anniversary thereof, except that the term of employment shall be automatically extended for successive periods of one year each after such second anniversary unless, prior to 90 days before the commencement of such a yearly renewal period, either party notifies the other of an intention to terminate the employment period as of the first day of the next yearly renewal period (the period from the date hereof through such second anniversary, together with any successive yearly renewal periods, or the date of such termination, as the case may be, being hereinafter referred to as the "Employment Period").


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                                  ARTICLE III.

                                     DUTIES

     SECTION 3.01 General Duties. During the Employment Period, Executive shall serve Formica and its subsidiaries in such senior executive capacity with such duties consistent therewith and shall perform such other services for the Corporation and its subsidiaries consistent with the position of a senior executive officer. Executive's initial position with the Corporation shall be as President, Formica North America.

     SECTION 3.02 Primary Activity. During the Employment Period, Executive shall devote substantially all of his working time and energy to the interests and business of the Corporation and such of the Corporation's subsidiaries as the Chief Executive Officer requests; provided, however, that Executive shall be excused from performing any services for the Corporation or its subsidiaries hereunder during periods of temporary illness or incapacity and during reasonable vacations. During the Employment Period, Executive shall, to the best of his skill and ability, use his best efforts and endeavors to the extension and promotion of the business of the Corporation and its subsidiaries, to the proper servicing of such business and to the protection of the good will of such business, both as now enjoyed and hereafter acquired.


                                  ARTICLE IV.

                                  COMPENSATION

     As full compensation to Executive for performance of his services hereunder, the Corporation agrees to pay to Executive and Executive agrees to accept the following salary and other benefits during the Employment Period:

                  (a) Salary: For his services, the Corporation shall pay the Executive a salary at an annual rate of $350,000, as of the Effective Date, November 1, 1999 (the "Base Salary"), or at such higher rate as may be fixed by the Compensation Committee of the Board of Directors. In no event shall such compensation be in an amount less than the Base Salary. In addition, Executive shall also be entitled, during the Employment Period, to annual bonuses as of March of each year as determined by the Board of Directors of the Corporation. Executive shall be entitled to a bonus of no less than $25,000 for his service during 1999 (payable in March 2000) and to a bonus of no less than $150,000 for his service during 2000 (payable in March 2001).

                  (b) Supplemental Benefits: Executive shall, during the Employment Period, be entitled to vacations and fringe benefits generally consistent with the practices of the Corporation in effect from time to time.

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                  (c) Reimbursement of Expenses: The Corporation shall
         reimburse Executive for all reasonable expenses properly incurred by him in the performance of his duties hereunder in accordance generally with policies and practices of the Corporation in effect from time to time.

                  (d) Other:

                      (i) Executive shall be entitled to four weeks vacation per year.

                     (ii) Executive shall be entitled to the annual cost of a country club membership in Cincinnati, including any reasonable initiation fee.

                    (iii) Executive shall be entitled to health coverage in New Jersey until relocation is completed.

                     (iv) Executive shall be entitled to reimbursement for a reasonable number of trips to Cincinnati for his spouse, until the relocation is completed.

                      (v) Executive shall be entitled to an annual physical, to
                  be paid for by the Corporation.

                     (vi) Corporation will "gross up" any relocation expenses
                  that are taxable to the Executive.

                    (vii) Corporation will make a loan available to
                  Executive for Executive's purchases pursuant to the Laminates Acquisition 1999 Stock Plan.


                                   ARTICLE V.

                               CERTAIN COVENANTS

     In order to induce the Corporation to enter into this Agreement, Executive hereby acknowledges and agrees as follows:

     SECTION 5.01 Proprietary Information. As used in this Agreement, "Proprietary Information" shall mean information relating to the business and operations of the Corporation that has not previously been publicly released by duly authorized representatives of the Corporation and shall include Corporation information encompassed in all research, drawings, designs, plans, proposals, marketing and sales plans, financial information, costs, pricing information, customer and supplier information, trade secrets, proprietary processes, specifications, expertise, techniques, inventions and all proprietary methods, concepts, or ideas in or reasonably related to the business of the Corporation. Notwithstanding the foregoing, Proprietary Information

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does not include information which is or becomes publicly released by duly authorized representatives of the Corporation (except as may be disclosed by Executive in violation of this Agreement).

     The Executive agrees to regard and preserve as confidential all Proprietary Information pertaining to the Corporation or any of its subsidiaries' business that has been or may be obtained by Executive in the course of his employment with the Corporation whether he has such information in his memory or in writing or other physical form. The Executive will not, without written authority from the Corporation to do so, use for this benefit or purposes, or disclose to others, either during the Employment Period or for a period of two years thereafter, except as required by the condition of his employment hereunder, any Proprietary Information connected with the business or development of the Corporation or any of its subsidiaries.

     SECTION 5.02 Removal of Documents or Objects. The Executive agrees not to remove from the premises of the Corporation or any of its subsidiaries, except as an employee of the Corporation in pursuit of the business of the Corporation or any of its subsidiaries, or except as specifically permitted in writing by the Corporation, any document or object containing or reflecting any Proprietary Information of the Corporation or any of its subsidiaries. The Executive recognizes that all such documents and objects, whether developed by him or by someone else, are the exclusive property of the Corporation and its subsidiaries.

     SECTION 5.03 Non-Competition. Executive expressly acknowledges that: (i) important and essential assets of the Corporation and its subsidiaries are both the business and the Corporation's lists of the names and addresses of its clients, the Corporation's and its subsidiaries' knowledge of the needs of such clients, and the goodwill the Corporation and its subsidiaries enjoy with its clients, which leads to continued patronage by such clients; (ii) the Corporation and its subsidiaries have expended substantial time, money and effort in acquiring the business of its clients, learning such clients' needs and developing the goodwill which it enjoys with its clients, and shall do the same with respect to the business; (iii) the business and its other activities require special skill and knowledge in order that the client receive the desired product and service and that knowledge and skill with respect to the processes and procedures involved in the business are valuable assets of the Corporation and its subsidiaries; and (iv) Executive has gained and, as an employee of the Corporation, will continue to gain valuable knowledge regarding the Corporation and its business, and thereby will gain valuable knowledge and skill regarding the processes and procedures involved in respect of the business and the Corporation's other activities, has developed and will continue to develop a close personal relationship with and the confidence of the Corporation's clients, lenders and stockholders who substantially depend upon the Executive for the success of the business and the Corporation's other activities.

                  (a) Non-Competition During the Term of the Employment. In recognition of the above-noted facts, Executive agrees that during the Employment Period, he shall not:

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                             (i) Directly or indirectly own, manage, operate,
                  join, control or participate in or be connected as an officer, employee, partner, creditor, guarantor, advisor or otherwise in any business or entity which shall then be in competition with the business carried on by the Corporation or any of its subsidiaries;

                            (ii) Other than in the ordinary course of the
                  Corporation's business and consistent with past practice, induce or attempt to induce, directly or indirectly, any customer of the Corporation or any of its subsidiaries to cease doing business in whole or in part with the Corporation or any of its subsidiaries or solicit the business of any such customer for any products which compete with any of the products offered or sold by the Corporation; or

                           (iii) Divulge to any other party any and all
                  confidential information and business secrets of the Corporation or its subsidiaries, including, but not limited to, confidential information and business secrets relating to such matters as its finances and operations, the materials, processes, plans, designs, models, apparatus, equipment and formulae used in its operations, the names of its customers and such customers' requirements and the names of its suppliers and other Proprietary Information.

                  (b) Non-Competition Upon Termination of Employment. In recognition of the above-noted facts, Executive agrees that, for a period of two years from the Date of Termination, he shall not knowingly:

                             (i) Directly or indirectly own, manage, operate,
                  join, control or participate in or be connected as a director, officer, employee, partner, creditor, guarantor, advisor, consultant or otherwise in any business or entity which competes or shall compete with the business as conducted or, to Executive's knowledge, was contemplated to be conducted by the Corporation or any of its subsidiaries during the Employment Period, including but not limited to, engaging in or otherwise carrying on the design, development, manufacture or sale of any product of any type designed, developed, manufactured or sold now or hereafter during such period by the Corporation or any subsidiary thereof following the termination of the Executive's employment under this Agreement;

                            (ii) Induce or attempt to induce, directly or
                  indirectly, any customer of the Corporation or any of its subsidiaries to cease doing business in whole or in part with the Corporation or any of its subsidiaries or solicit the business of any such customer for any products which compete with any of the products offered or sold by the Corporation or any of its subsidiaries;

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                           (iii) Divulge to any other party any and all
                  confidential information and business secrets of the Corporation or any of its subsidiaries, including, but not limited to, confidential information and business secrets relating to such matters as its finances and operation, the materials, processes, plans, designs, models, apparatus, equipment and formulae used in its operations, the names of its customers and such customers' requirements and the names of its suppliers and other Proprietary Information; or

                            (iv) Solicit, either on his own account or for any
                  other person, firm or company, any employee of the Corporation, or any of its subsidiaries to leave his employment or breach his employment with the Corporation or such subsidiary.

     SECTION 5.04 Corporate Opportunities. The Executive agrees that during the Employment Period he will not take any action which might divert from the Corporation or any subsidiary of the Corporation any opportunity which would be within the scope of any of the present businesses thereof or any of the businesses thereof engaged in, or proposed to be engaged in, during the Employment Period.

                                  ARTICLE VI.

                           TERMINATION OF EMPLOYMENT

     SECTION 6.01 Events of Termination. The Employment Period shall cease and terminate upon the earliest date on which one of the events specified below occurs (the "Date of Termination"):

         (a)  The close of business on the last day of the Employment Period;

         (b)  The death of Executive;

         (c)  A material breach by Executive of this Agreement;

         (d) Termination of Executive's employment by the Corporation for cause (for "Cause"), as follows:

                           (i) Frequent and unjustifiable absenteeism;

                          (ii) Dishonesty to the Corporation or any of its
                  subsidiaries for improper personal benefit (such as falsifying expense reports or obtaining material personal consideration (monetary or non-monetary) from the Corporation's suppliers, customers, employees or agents) which is injurious to the Corporation, any of its subsidiaries or to any of their respective businesses, operations, assets or condition;

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                         (iii) Gross or willful  misconduct, or willful neglect
                  to act which misconduct or neglect is committed or omitted by Executive in bad faith;

                          (iv) Material breach of his fiduciary obligations to
                  the Corporation; or

                           (v) The conviction of Executive as a felon.

         (e) The delivery by the Corporation of written notice to the effect that Executive at any time after the expiration of any consecutive 90-day period during the Employment Period during which Executive shall be unable by reason of illness or physical or mental disability to perform the duties given to Executive prior to the substantially full resumption by him of the performance of such duties; or

         (f) the voluntary severance by Executive of his employment with the Corporation for any reason.

     SECTION 6.02 Severance. In the event of termination as herein provided during the Employment Period, the Corporation shall make the following payments as severance pay:

                  (a) Termination by the Corporation. If the Corporation terminates the Executive's employment other than for Cause or if Executive resigns for "Good Reason", then the Corporation shall be obligated to pay Executive an amount equal to the prior year's salary, including bonus, multiplied by a factor of two (2.00) (the "Termination Benefit"), plus Executive shall be entitled for two years from the Date of Termination to medical benefits provided to the Corporation's employees and reasonable "out-placement" services. The Termination Benefit shall be paid in semi-monthly installments until the Termination Benefit is paid in full.

                  "Good Reason" means, without the Executive's express written consent, the relocation of the principal place of Executive's employment to a location outside of the contiguous 48 states of the United States.

     SECTION 6.03 Effect of Termination. This Agreement and all liabilities and obligations of the parties hereto hereunder shall cease and terminate effective upon the termination of the Employment Period; provided, however, that the parties' obligations pursuant to Article V and Article VI, Section 6.02 shall survive any such termination.


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                                  ARTICLE VII.

                                   ASSIGNMENT

     This Agreement shall not be assigned by either party hereto, except that the Corporation shall have the right to assign its rights hereunder to any direct or indirect subsidiary or parent of the Corporation, to any person controlling or which controls or is under common control with the Corporation or any such subsidiary and as set forth in Article IX hereof; provided, that in any event the Corporation shall remain liable hereunder.


                                 ARTICLE VIII.

                            MERGER OR CONSOLIDATION

     In the event of the merger (including, without limitation, the Merger) or consolidation of the Corporation with any other corporation or corporations, or of the sale by the Corporation of a major portion of its assets or of its business and good will, this Agreement may be assigned and transferred to such successor in interest as an asset of the Corporation upon such assignee assuming the Corporation's obligations hereunder, in which event the Executive agrees to continue to perform his duties and obligations according to the terms and conditions hereof for such assignee or transferee of this Agreement.

     If the Executive purchases Class A Common Stock pursuant to the Laminates Acquisition Co. 1999 Stock Plan, the Corporation's Right of Repurchase for Restricted Shares with respect to the 50% of the Restricted Shares that are time-vested shall lapse and such Shares shall become vested if the Corporation is subject to a Change in Control before the Executive's service terminates. "Change in Control" shall mean:

          (i) the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity's securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization; or

          (ii) the sale, transfer or other disposition of all or substantially all of the Company's assets.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned

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in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.

                                  ARTICLE IX.

                                    NOTICES

     All notices, requests, demands and other communications hereunder must be in writing and shall be deemed to have been given if delivered by hand or mailed by first class, registered mail, return receipt requested, postage and registry fees prepaid and addressed as follows:

         (a) If to the Corporation: 15 Independence Boulevard, Warren, New Jersey 07059, Attention: General Counsel.

         (b)  If to the Executive: 9 Rambling Drive, Scotch Plains, NJ 07076.

     Addresses may be changed by notice in writing signed by the addressee.



                                   ARTICLE X.

                                 MISCELLANEOUS

     SECTION 10.01 Headings. The headings in this Agreement are for convenience or reference only and shall not be considered as part of this Agreement or to limit or otherwise affect the meaning hereof.

     SECTION 10.02 Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable in whole or in part, neither the validity of the remaining part of such provision nor the validity of any other provision of this Agreement shall in any way be affected thereby. Additionally, any and all covenants not to compete shall by construed as separate and independent covenants so that, in case any one or more of the covenants or any part of a covenant shall for any reason be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall be deemed not to affect any other jurisdiction or any other covenant or part of a covenant, but any and all such covenants not to compete shall be reformed and construed in such jurisdiction as if such covenant or part of a covenant held to be invalid or illegal or unenforceable had never been contained herein and such covenant or part shall be reformed so that it would be valid, legal and enforceable in such jurisdiction to the maximum extent possible.

     SECTION 10.03 Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.

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     SECTION 10.04 Additional Assurances. Each party shall execute, acknowledge and deliver such additional documents, writing or assurances as the other may periodically require so as to give full force and effect to the terms and provisions of this Agreement.



FORMICA CORPORATION



--------------------------------               ---------------------------
Vincent P. Langone                                        Date
Chairman, President, and
Chief Executive Officer





--------------------------------               ---------------------------
Joseph E. Gonnella                                        Date